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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Legal Counsel" and "Disclosure of Portfolio Holdings Policies and Procedures" in the Statement of Additional Information and to the use of our report dated November 19, 2004, on the financial statements and financial highlights of SunAmerica Equity Funds (comprised of SunAmerica Balanced Assets Fund, SunAmerica Biotech/Health Fun, SunAmerica Blue Chip Growth Fund, SunAmerica Growth and Income Fund, SunAmerica Growth Opportunities Fund, SunAmerica International Equity Fund, SunAmerica New Century Fund, SunAmerica Value Fund, and Tax Managed Equity Fund) as of and for the year ended September 30, 2004 in the Post-Effective Amendment Number 40 to the Registration Statement (Form N-1A No. 33-8021).

                                          /s/ ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP

Houston, Texas
January 27, 2005